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As filed with the Securities and Exchange Commission on February 14, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COASTAL BANCSHARES ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	20-1191778 (I.R.S. Employer Identification Number)
9821 Katy Freeway Suite 500 Houston, TX 77024 (713) 827-2104 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Cary M. Grossman
Co-Chief Executive Officer
9821 Katy Freeway
Suite 500
Houston, TX 77024
(713) 827-2104
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Gregory J. Schmitt, Esq. Jenkens & Gilchrist, P.C. 1445 Ross Avenue, Suite 3200 Dallas, Texas 75202 (214) 855-4305 Facsimile: (214) 855-4300	Ralph V. DeMartino, Esq. Dilworth Paxson LLP 1818 N. Street N.W., Suite 400 Washington, DC 20036 (202) 452-0900 Facsimile: (202) 452-0930

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-118924

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being Registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.01 par value, and two Warrants(2)	920,000 Units	$6.00	$5,520,000.00	$649.70

Shares of Common Stock included as part of the Units(2)	920,000 Shares	—	—	(3)

Warrants included as part of the Units(2)	1,840,000 Warrants	—	—	(3)

Shares of Common Stock underlying the Warrants included in the Units(4)	1,840,000 Shares	$5.00	$9,200,000.00	$1082.84

Representatives' Unit Purchase Option	1	$100.00	$100	(3)

Units underlying the Representatives' Unit Purchase Option ("Underwriter's Units")(4)	25,000 Units	$7.50	$187,500.00	$22.07

Shares of Common Stock included as part of the Underwriter's Units(4)	25,000 Shares	—	—	(3)

Warrants included as part of the Representatives' Units(4)	50,000 Warrants	—	—	(3)

Shares of Common Stock underlying the Warrants included in the Representatives' Units(4)	50,000 Shares	$6.65	$332,500.00	$39.14

Total			$15,240,000	$1793.75

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 120,000 Units and 120,000 shares of Common Stock and 240,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)
No fee pursuant to Rule 457(g).

(4)
Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

EXPLANATORY NOTE

        This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Rule 462(b)"), and includes the registration statement facing page, this page, the signature page, an exhibit index, the opinion and consent of counsel and the consent of independent registered public accounting firm. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1 (File No. 333-118294) of Coastal Bancshares Acquisition Corp., including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference into this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of February, 2005.

COASTAL BANCSHARES ACQUISITION CORP.
By:	/s/ Cary M. Grossman
Name:	Cary M. Grossman
Title:	Co-Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cary M. Grossman his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARY M. GROSSMAN Cary M. Grossman	Co-Chief Executive Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	February 14, 2005
/s/ W. DONALD BRUNSON W. Donald Brunson	Co-Chief Executive Officer, President and Director (Principal Executive Officer)	February 14, 2005
/s/ SCOTT CLINGAN Scott Clingan	Senior Vice President, Business Development	February 14, 2005
/s/ JEFFREY P. SANGALIS Jeffrey P. Sangalis	Director	February 14, 2005
/s/ FRED S. ZEIDMAN Fred S. Zeidman	Director	February 14, 2005

EXHIBITS

        All exhibits filed with or incorporated by reference in Registration Statement No. 333-118294 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit Number	Description of Document
5.1	Opinion of Jenkens & Gilchrist, P.C.
23.1	Consent of Hein & Associates, LLP
23.2	Consent of Jenkens & Gilchrist, P.C.(included in Exhibit 5.1)

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EXPLANATORY NOTE
SIGNATURES
POWER OF ATTORNEY
EXHIBITS